Information Analysis Incorporated	2004 Report on Form 10-KSB

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Form SB-2 No. 333-95775 dated September 4, 2000 and Registration Statements (Form S-8 No. 33-26249 and No. 33-305136) pertaining to the 1986 Stock Option Plan and 1996 Stock Option Plan of Information Analysis Incorporated and in the related prospectus’ of our report dated February 11, 2005 with respect to the consolidated financial statements of Information Analysis Incorporated included in this Annual Report (Form 10-KSB) for the years ended December 31, 2004 and 2003.

/s/ Rubino & McGeehin, Chartered

Bethesda, Maryland
March 24, 2005

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